EXHIBIT 10.20




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                         EXECUTIVE EMPLOYMENT AGREEMENT



         This Executive Employment Agreement (the "Agreement") is made and entered into this 23rd day of November, 2000 (the "Effective Date"), by and between Talon Global Solutions, Inc., a Texas corporation ("Employer") and Chad
P. Statham ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employee is experienced and qualified to perform duties connected and associated with the business of Employer;

         WHEREAS, Employer wishes to employ Employee, and Employee wishes to be employed by Employer, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, as a condition of Employee's employment, Employer desires to receive from Employee certain covenants and agreements;

         WHEREAS, contemporaneously with entering into this Agreement, Employee shall assign all rights, title and interests in certain multi-level marketing agreements with 4 KIDS n/k/a Helping International and KM.net, n/k/a ECB4U.COM;

         WHEREAS, Employer will issue 1,000 shares of its common stock, with a par value of $0.01 (the "Shares") (equating to a ten percent (10%) equity ownership in Employer) to Employee as consideration for the assignment of such multi-level marketing agreements and for entering into this Agreement; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and undertakings with respect to these agreements and Employee's employment with Employer.

         NOW, THEREFORE, IN CONSIDERATION of the herein recited undertakings, the compensation to be paid by Employer to Employee, the equity ownership to be granted to Employee and Employee's assignment of certain multi-level marketing agreement to Employer and the other covenants, agreements and consideration contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee as an employee of Employer upon the terms and subject to the conditions hereinafter set forth.

         2. Term of Employment. Employee's term of employment under this Agreement shall begin on the effective date of this Agreement as hereinafter provided and shall, subject to early termination as hereinafter set forth in this Agreement, continue until it is terminated on the third (3rd) anniversary date of the Effective Date of this Agreement (the "Initial Term"); provided, however, that the term of employment of Employee under this Agreement may be extended for an additional period of one (1) year after the expiration of the Initial Term (the "Additional Term") by written agreement of the parties.

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         3. Employee  Warranties.  Employee  represents and warrants to Employer that Employee has (a) the legal power and right to enter into this Agreement, and upon execution and delivery of this Agreement by Employee to Employer, this Agreement will constitute the legal, valid, and binding obligation of Employee, fully enforceable in accordance with its terms and provisions; (b) is free to enter into the terms of this Agreement and he has no obligations inconsistent herewith; and (c) agrees to devote his best efforts to Employer's business interests to the exclusion of any affiliation in competition with Employer or
that  might  otherwise  utilize   Employer's   know-how  or  other  confidential
information. Employee further represents and warrants to Employer that Employee has the legal power and right to assign all rights, title and interests in certain multi-level marketing agreements (including, but not limited to the multi-level marketing agreement with 4 KIDS n/k/a Helping International) and other such contracts that are assigned upon the execution of this Agreement to Employer, and upon execution and delivery of such assignments by Employee to Employer, the assigned multi-level marketing agreements and other contracts will be valid legally binding, and fully enforceable in accordance with the terms and provisions thereof.

         4. Duties of Employee. For the term provided in Paragraph 2 of this Agreement (subject to earlier termination as hereinafter provided), Employee shall be employed as President and Chief Executive Officer of Employer. Employee shall have such other duties and responsibilities as may from time to time be assigned to Employee by the Board of Directors of Employer. Employee shall report directly to the Board of Directors (with Robert Charles Shreve acting as the primary contact person with the Board of Directors) of Employer.

         5. Place of Employment. The duties to be performed by Employee shall be performed primarily at the Company's office located in Dallas, Texas, as well as at the such other temporary locations as Employer may from time to time determine or require for the performance of his duties as an employee of Employer.

         6. Time Requirements. Employee shall devote substantially all of his productive time, ability and attention to the business of Employer during the term of this Agreement. Employee shall not, directly or indirectly, without the prior consent of Employer, render any services of a business, commercial or professional nature to any other organization or legal entity, whether for compensation or otherwise, during the term of this Agreement as provided in Paragraph 2 hereof, except to the extent such services do not materially interfere with the duties of Employee pursuant to this Agreement.

         7. Conduct Requirements. Employee shall, at all times during the term of this Agreement, conduct himself in such a manner as to reflect positive upon Employer's corporate image and shall not do or perform any acts in his capacity as an employee of Employer and/or in his personal and/or social life and/or in his financial affairs which are or may, in the reasonable business judgment of the Board of Directors, be considered illegal or dishonest, and/or may cause Employee and/or Employer to suffer loss of business reputation.

         8. Compensation; Benefits. Effective as of the Effective Date of this Agreement, Employer shall pay or provide to Employee during the Initial Term of this Agreement and any extension hereof (unless this Agreement is earlier terminated as hereinafter provided in Paragraph 10 hereof) the following compensation and benefits set forth in subparagraphs (a) through (c)
(collectively the "Benefits"), subject to deductions, offsets and credits as elsewhere set forth in this Paragraph 8:

EMPLOYMENT AGREEMENT-Chad P. Statham

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                  (a) Compensation.

                           (i) Salary.  Employee  shall receive an annual salary
                  of $70,000.00 ("Base Salary"), subject to mandatory deductions and withholdings as required by law. Employee's Base Salary may be increased at any time at the sole discretion of the Board of Directors of Employer.

                           (ii) Bonus. Employee may be eligible to receive an annual bonus based on Employer's annual performance, which bonus may be in the form of (a) options to purchase shares of the Company's common stock annually under terms as determined by the Board of Directors of Employer, and (b) cash in an amount not to exceed 15% of Employee's Base Salary as set forth in Section (a)(i) of this Paragraph, subject to mandatory deductions and withholdings as required by law. Such bonus, if any, shall be payable at such time as the Board of Directors of Employer, in its sole discretion, shall determine. Any options or warrants granted to the Employee by the Board of Directors of Employer shall be under such terms and conditions as solely determined by Employer's Board of Directors.

                           (iii) Commissions. Employee shall be paid a commission in accordance with a commission plan to be drafted by the Employer's designee and adopted by the Board of Directors at a later date.

                  (b) Employee Benefits.

                           (i) Medical Benefits. Employer agrees to include Employee, his spouse and his dependents, if applicable, with no delay in coverage, in any hospital, surgical, medical, disability and dental plan or plans of Employer for its employees generally from time to time during the term of this Agreement, provided Employee, his spouse and his dependents are eligible, in accordance with the terms and conditions of such plan or plans, to be covered by such plan or plans. Such medical benefits shall be paid by Employer under a Section 125 benefit plan and Employer will increase Employee's compensation to cover the cost of such benefits.

                           (ii) Other Benefit Plans. Employee may be eligible to
                  be included in any profit sharing, pension, deferred compensation or other benefit plans of Employer, including group term life insurance, for all or any portion of its employees, including its key employees, from time to time during the term of this Agreement. The costs of participating in any of such benefit plans shall be borne as provided in rules and regulations adopted by Employer, if applicable, from time to time dealing with any of such plans. It is agreed and understood that there shall be no obligation on the part of Employer to provide for the participation of Employee in, or to institute, any such plan or plans or to make any contribution or contributions thereunder.

EMPLOYMENT AGREEMENT-Chad P. Statham

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                           (iii) Vacation,  Personal Days and Holidays. Employee
                  shall be entitled to paid vacation and personal days as follows: Employee shall be entitled to two (2) weeks vacation (after five (5) years of employment with Employer, three (3)
                  weeks),   which   vacation  shall  be  taken  by  Employee  at
                  reasonable times and on or before each anniversary of the Effective Date of this Agreement. On each anniversary of the Effective Date, Employee shall have the right to elect to be paid for any unused vacation day (but not personal days) at the then current salary of Employee. Unused vacation and personal days may be carried over if not taken prior to December 1st. In addition, Employee shall be entitled to such holidays as Employer elects to provide for its employees generally.

                  (c) Other Benefits. Employee may be eligible to participate in any stock option plan, incentive compensation plan or bonus plan which may be provided by Employer or by any affiliate of Employer to its key employees, the actual participants therein, including Employee, and benefits granted thereunder, if any, to be at the sole discretion of Employer or its affiliates. Such plans are subject to any rights reserved by Employer or its affiliates to modify or terminate any such plans.

         9. Business Expenses; Reimbursement. Employee shall be entitled to receive reimbursement for, or payment directly by Employer of, all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that (i) Employee accounts therefor in writing pursuant to
Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such expenses are ordinary and necessary business expenses of Employer within the meaning of Section 162 of the Code, and (iii) Employer approves such expenses in advance prior to being incurred by Employee if such expenses should exceed $2,500.00. Reimbursement payments for such business expenses shall be paid to the Employee within 30 days from the date of submission of invoices and receipts.

         10. Termination. This Agreement shall terminate earlier than provided in Paragraph 2 hereof upon the first to occur of any of the following:

                  (a) Death. In the event Employee shall die during the term of this Agreement, then and in such event, the deceased Employee and/or his heirs, devisees or personal representatives (hereinafter referred to as "Terminating Shareholder") shall be obligated to offer in writing to sell the Shares owned by the Terminating Shareholder within thirty
         (30) days from the date of death to the Company. The Employer shall have the right, but not the obligation to purchase any Shares held by the Terminating Shareholder upon the date of death, such right is not reciprocal to the Terminating Shareholder. The price per share to be paid for Employer's Shares upon the exercise of the option to purchase the Shares of the Terminating Shareholder, shall be the fair market value of such stock as of the date of death and shall be determined by Grant Thornton, an accounting firm located at 1717 Main Street, Suite 500 in Dallas, Texas 75201 (phone) 214-561-2300. Any expenses generated by Grant Thornton in determining the valuation of such stock shall be payable by Employer.

                  (b) Disability. In the event Employee shall become disabled during the term of this Agreement, then the Agreement shall automatically terminate as of such date. Employer shall pay to Employee or Employee's legal representatives all Benefits as described in
         Section 8 of this Agreement, if any, then due and owing to Employee figured pro rata up to and including the date of death or disability.

EMPLOYMENT AGREEMENT-Chad P. Statham

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                  As used in this Agreement,  the term  "disability"  shall have the meaning given such term in any disability insurance policy or policies covering Employee if any such policy or policies is in force at the time a determination of disability is to be made. If no such policy is in force at such time, the term "disability" or "disabled" shall mean the physical or mental incapacity of Employee which has prevented or will prevent such Employee from substantially performing the usual duties of his employment with Employer for a substantially continuous period of at least one-hundred twenty (120) days. If there is any dispute as to whether Employee is disabled (whether or not any disability policy is in force), Employee and Employer shall each select a medical doctor duly licensed in the state of Employee's permanent residence within fifteen (15) days of the date the issue of disability first arises. The two doctors so selected shall then within fifteen
         (15) days thereafter mutually agree on a third medical doctor duly licensed in such state. The three doctors so selected shall then within thirty (30) days following the selection of a third medical doctor make a determination as to whether Employee is disabled. The decision of the three medical doctors so selected shall be conclusive on all parties concerned. The cost and expense of the three medical doctors so selected shall be borne by Employer.

                  (c) Termination for Cause. This Agreement may be terminated, and Employee discharged, prior-to the expiration of the Initial Term or Additional Term, if applicable, for the reasons set forth below:

                           (i) upon the filing of a petition in a court of bankruptcy by Employer.

                  This  Agreement  shall  also  terminate   immediately  on  the
         occurrence of any one of the following events:

                           (ii) Willful or gross  negligent  failure by Employee
                  to perform his duties in a manner which is not in the best interest of the Company. As reasonably determined by the Board of Directors;

                           (iii) Employee willfully and in bad faith fails to follow any requirement, order or mandate of the Board of Directors of Employer;

                           (iv) Employee engages in any activity involving fraud, dishonesty, moral turpitude, addiction or dereliction of duty; or

                           (v) subject to the provisions of Paragraph 10(b) above, an incapacity for any reason on the part of Employee to perform his duties for a continuous period of one-hundred twenty (120) days, unless waived by Employer.

                  In the event of termination of this Agreement prior to the completion of the Initial Term of employment specified herein, for any reasons set forth above, Employee shall be entitled to the Benefits as described in Section 8 of this Agreement. If this Agreement is terminated by reason of Section 10(c)(ii), (iii), (iv) or (v), during the Initial Term, Employee shall be entitled to his Base Salary and commissions earned prior to the date of termination, computed on a pro rata monthly basis of the Base Salary earned up to and including the date of termination, and including all commissions earned but not paid as of the date of termination. Employee shall be entitled to no further Benefits or compensation and will be relieved of all duties and obligations under this Agreement as of the date of termination. Notwithstanding anything provided herein, Employee understands and agrees that Employee's obligations and agreements set forth in Sections 12 and 13 shall survive the terminations of this Agreement.

EMPLOYMENT AGREEMENT-Chad P. Statham

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                  (d) Termination  Without Cause.  This Agreement and Employee's
         employment by Employer may be terminated by Employer without cause; provided, however, Employer shall pay Employee accrued but unpaid Benefits as described in Section 8 of this Agreement up to the termination date. Notwithstanding the foregoing, Employer shall have no obligation to pay the accrued Benefits if Employee violates, breaches or otherwise fails to comply with each and every one of the terms and provisions of the Non-Compete Agreement as set forth in Section 12 hereof. Employee shall have no obligation to comply with the terms and conditions of the Non-Compete Agreement herein, unless Employer shall agree to pay Employee the Benefits due Employee under this Section 10(d). Employer may at its option terminate this Agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled, either at law, in equity, or under this Agreement.

                  (e) Early Termination by Employee. If Employee resigns or otherwise voluntarily terminates his employment with Employer prior to the expiration of the term provided in Paragraph 2 hereof, Employee shall forfeit and shall not be entitled to receive any Benefits from Employer whatsoever except any Base Salary, bonus and commissions actually earned by him prior to the date of termination as provided for in this Agreement. If Employee terminates his employment pursuant to this Section 10(e) during the Initial Term, Employee shall be entitled to his Base Salary earned prior to the date of termination, computed on a pro rata monthly basis of the Base Salary up to and including the date of termination. Any termination pursuant to this Paragraph 10(e) shall not limit any right or remedy that Employer may have against Employee.

                  (f) Buy-out Option upon Termination. If the Employer or Employee terminates Employee's employment, whether for cause, or otherwise, then Avatar Systems, Inc., a Texas corporation (currently the Employer's largest shareholder, hereinafter referred to as "Avatar") shall have the right, but not the obligation to purchase any Shares held by Employee upon the date of his termination of employment (`Termination Date"). Avatar shall exercise such right by providing written proof of its intention to exercise such right to Employee within thirty (30) days from Termination Date. If Avatar does not choose to exercise its right to purchase Employee's Shares, then the Employee shall have the right to purchase all of the shares of Employer's common stock held by Avatar upon Termination Date. If Employee chooses to exercise his right to purchase the shares of common stock held by Avatar, then Employee must provide both Employer and Avatar written proof of his intention to exercise such right within thirty (30) days from the expiration date of Avatar's right to purchase shares held by Employee (e.g., if Avatar does not exercise its right to buy-out Employee, then Employee must submit his intention to exercise his right to buy-out Avatar within thirty-one (31) to sixty (60) days following Termination Date). The price per share to be paid for shares of Employer's common stock shall be the fair market value of such stock as of the Termination Date and shall be determined by Grant Thornton, an independent accounting firm located at 1717 Main Street, Suite 500 in Dallas, Texas 75201. Any expenses generated by Grant Thornton in determining the valuation of such common stock shall be payable by Employer.

EMPLOYMENT AGREEMENT-Chad P. Statham

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         11.  Status of  Agreement.  The  Benefits or  payments  made under this
Agreement shall be independent of and in addition to those under any other agreement which may be in effect between the parties hereto or any other compensation payable to Employee or his designees or estate by Employer and unless specifically referred to herein or unless otherwise provided by agreement or law, nothing contained herein shall be deemed to exclude Employee from any pension, profit-sharing, insurance or other benefits to which she may otherwise be or might become entitled as an employee of Employer.

         12. Non-Compete Agreement.

                  (a)  Employee  acknowledges  that  the  services  rendered  to
         Employer by Employee have been and will continue to be of a special character which have a unique value to Employer and Employee has had or will have access to trade secrets and confidential information belonging to Employer, the loss of which cannot adequately be compensated by damages in an action of law. Employee acknowledges that Employer's customers and the suppliers are not generally known, and that the documents and information regarding Employer's customers, suppliers, services, methods of operation, sales, pricing, and costs are highly confidential and constitute trade secrets.

                  In consideration of the disclosure of such trade secrets to Employee, Employee agrees that, during the term of Employee's employment with Employer and (a) for a period of one (1) year (with regard to multi-level marketing) and a period of five (5) years (with regard to oil and gas software) following the termination of Employee's employment with Employer if Employee voluntarily terminates his employment or is terminated for cause under Section 10(c)(ii)-(v) herein or (b) for a period of one (1) year (with regard to multi-level marketing) and a period of five (5) years (with regard to oil and gas software) following the termination of Employee's employment with Employer if Employee is terminated without cause, Employee, except as otherwise agreed upon in writing:

                           (i) will not,  directly or indirectly,  own,  manage,
                  operate, control, be employed by, perform services for, be connected with ownership, management, operation, or control of any business in the multi-level marketing software industry or in the oil and gas software industry, respectively, in any city within the United States;

                           (ii) will not,  either on his own  account or for any
                  person, firm, partnership, corporation or other entity, solicit, interfere with, or endeavor to cause any employee of Employer to leave his or his employment, or induce or attempt to induce any such employee to breach his or his employment agreement with Employer;

EMPLOYMENT AGREEMENT-Chad P. Statham

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                           (iii) shall not solicit,  induce or attempt to induce
                  any past or  current  customer  of  Employer  to  cease  doing business in whole or in part with or through  Employer,  or to
                  do  business  with  any  other  person,   firm,   partnership,
                  corporation or other entity.

         Notwithstanding the foregoing, Employee may, as a passive investor, without violating the provisions hereof, own not more than 10% of the issued and outstanding stock of a publicly-held company which is engaged in the business of Employer. Additionally, the non-compete restriction set forth in Section 12(a)(i) above shall not apply if Employee is terminated under Section 10(c)(v) herein.

         13. Confidential Information.

                  (a) Employee recognizes that Employer's business interests require a confidential relationship between Employer and Employee and the fullest practical protection and confidential treatment of Employer's financial data, writings, computer software, sources of supply, know-how, plans and programs, and other knowledge of Employer's business, including but not limited to the identity of its customers and suppliers, its arrangements with such suppliers and customers and technical data relating to its business, products, and services (all of which is collectively referred to as the "Confidential Information"), which may in whole or in part be conceived or learned of by Employee in the course of Employee's employment with Employer.

                  (b) Employee agrees to keep secret and to keep confidential all of Employer's Confidential Information, whether or not copyrightable or patentable, both during and after the termination of Employee's employment with Employer. Employee further covenants and agrees not to use or aid others in learning of or using any of Employer's Confidential Information except in the faithful performance of Employee's duties for Employer. In this regard, during the term hereof and for a period of one (1) year (with regarding to multi-level marketing) and a period of five (5) years (with regard to oil and gas software) following the termination of this Agreement for any reason, Employee covenants and agrees that, except insofar as authorized by Employer as a necessary disclosure to persons having a need to know consistent with the working relationship within Employer and with Employer's customers:

                           (i) Employee will not directly or indirectly disclose
                  Confidential Information to others either within or outside of Employer;

                           (ii) Employee will not use  Confidential  Information
                  for his own account and will not aid or abet others in use of it for either their account or his account or benefit;

                           (iii) Employee will not make or disclose documents or
                  copies of documents containing disclosures of Confidential Information; and

EMPLOYMENT AGREEMENT-Chad P. Statham

                           (iv) As to documents  which are delivered to Employee
                  or which are made as a necessary part of the working relationships and duties within Employer and with Employer's customers and suppliers, Employee will treat them confidentially and will mark them as proprietary confidential documents not to be reproduced or used without appropriate authority of Employer.

                  (c) In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 13, Employer shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person to whom any such information may have been disclosed or is threatened to be disclosed.

                  (d) The covenants and agreements of Employee set forth in this Paragraph 13 are in addition to, and not in lieu of, similar provisions contained in Paragraph 12 hereof.

         14. Continuing Effect. The provisions of Paragraphs 12 and 13 of this Agreement shall continue to be binding upon Employee in accordance with the terms therein contained, notwithstanding termination of Employee's employment hereunder for any reason whatsoever.

         15. Corporate Opportunities and Property Rights of Parties. Employee agrees that he will promptly and fully inform and disclose to Employer all business opportunities to which Employee becomes aware related to any business venture being undertaken by Employer, a subsidiary of Employer or any entity affiliated with Employer, during the term of this Agreement and any renewals of this Agreement, which relates to the multi-level marketing software business and/or the or oil and gas software industry, respectively, whether conceived by Employee alone or with others and whether or not conceived during regular working hours. Employer hereby acknowledges and agrees that, notwithstanding the provisions of Paragraph 12 above, Employee shall be allowed to periodically participate in a reasonable number of outside business activities that relate to the multi-level marketing software industry, the reasonableness of such participation shall be determined by the Board of Directors, in their sole discretion.

         16. Inventions, Discoveries and Improvements.

                  (a) Employee shall disclose promptly to Employer or its nominee any and all inventions, software technology, discoveries and improvements to any existing multi-level marketing software technology of Employer conceived or made by Employee during the period of his employment and related to the business or activities of Employer and agrees to assign all of his interest therein to Employer or its nominee, whenever requested to do so by Employer and shall execute any and all applications, assignments or other instruments which Employer shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to protect otherwise Employer's interest therein. These obligations shall continue beyond the termination of employment with respect to said inventions, discoveries and improvements conceived or made by Employee during the period of employment and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

EMPLOYMENT AGREEMENT-Chad P. Statham

                  (b) Upon termination of said employment, Employee shall disclose promptly to Employer or its nominee any and all inventions, software technology, discoveries and improvements to multi-level marketing software technology of Employer conceived or made by Employee during the period of his employment and shall promptly deliver to Employer all drawings, blueprints, manuals, letters, notes, notebooks, reports, and all other materials of a secret or confidential nature relating to Employer's business and which are in the possession or under the control of Employee.

         17. Miscellaneous Provisions.

                  (a) Notice. All notices, demands, changes of address, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, or by overnight courier.

                  (b) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

                  (c) Captions. The captions used herein are for administrative and convenience purpose only and shall not be construed in interpreting this Agreement.

                  (d) Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

                  (e) Legal Construction. If any portion of this Agreement shall be held invalid or inoperative, then so far as reasonable and possible
         (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative and that portion shall be modified to the extent necessary to render it enforceable.

                  (f) Amendments. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

                  (g) Waiver. The failure of any party to insist in one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligations of any party with respect thereto shall continue in full force and effect.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

EMPLOYMENT AGREEMENT-Chad P. Statham

                           (i) Remedies.  Each party hereto  acknowledges that a
                  remedy at law for any breach or attempted breach of Section 10(f) or Sections 12 and 13 of this Agreement will be inadequate, therefore both parties hereto agree that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with obtaining any such injunctive or other equitable relief. Such remedy shall be cumulative and not exclusive and shall be in addition to any other rights or remedies otherwise allowed at law or in equity any party hereto may have against the other.

                           (j) Attorneys' Fees. If any action at law or in equity, including any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

                           (k) Prior  Agreements.  This  Agreement  contains the
                  entire agreement between the parties hereto and supersedes any and all prior agreements, whether written or oral, between the parties with respect to the within subject matter. All other employment, salary continuation, bonus, incentive compensation and other similar agreements heretofore that may have been entered into between Employer and Employee and in effect as of the date hereof are hereby cancelled and shall be of no further force or effect.

         18. Time of the Essence. Time shall be of the essence throughout the term of this Agreement.

EMPLOYMENT AGREEMENT-Chad P. Statham

EXECUTED and EFFECTIVE as of the date first set forth herein.


                                    EMPLOYER:

                                    Talon Global Solutions, Inc.

                                    By:  /s/ Robert Charles Shreve
                                       -----------------------------------------
                                    Name: Robert Charles Shreve
                                    Its:  Executive Vice President

                                    Address:  5728 LBJ Freeway, Suite 270
                                                Dallas, Texas 75240




                                    EMPLOYEE:

                                         /s/ Chad P. Statham
                                    --------------------------------------------
                                    Chad P. Statham

                                    Address:  5728 LBJ Freeway, Suite 270
                                              Dallas, Texas 75240

EMPLOYMENT AGREEMENT-Chad P. Statham